UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/24/2009

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2300 Clayton Road, Suite 1200
Concord, CA 94520
(Address of principal executive offices, including zip code)

(877) 917-2237
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On July 24, 2009, Pacer International, Inc. ("Pacer"), Pacer Transport, Inc. ("Transport"), S & H Transport, Inc. ("S&HT") and S & H Leasing, Inc. ("S&HL" and collectively with Transport and S&HT, the "Sellers") entered into a Limited Asset Purchase Agreement with Universal Truckload Services, Inc. (the "Purchaser") and UTS Leasing ("UTSL"). Under the terms of the Purchase Agreement, the Purchaser will purchase certain assets, including customer, owner operator and agent lists and files and owned trailers. In connection with its purchase of these assets, the Purchaser will also assume two real property leases, and UTSL will assume, subject to receipt of appropriate consents, equipment leases for tractors and trailers used in the operation. Pacer and the Sellers have agreed to a 30-month noncompetition covenant with respect to conducting business as an independent contractor-agency based transportation company for flat bed trucks or specialized heavy haul equipment in the United States, Mexico or Canada.
The Sellers will retain all receivables and payables generated through the closing date.
The completion of the transaction is subject to customary closing conditions and is expected to occur in August 2009.

Item 9.01.    Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit 99.1        Press Release dated July 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: July 29, 2009	By:	/s/ Brian C. Kane
Brian C. Kane
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated July 27, 2009